UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
October 22, 2014

Abaxis, Inc.
(Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3240 Whipple Road, Union City, CA 94587
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(510) 675-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2014, at the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Abaxis, Inc. (the “Company”), the Company’s stockholders approved the Abaxis, Inc. 2014 Equity Incentive Plan (the “2014 Plan”), which 2014 Plan became effective on that date. The terms of the 2014 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards and performance awards that may be settled in cash, stock or other property. The total number of shares of the Company’s common stock available for issuance under the 2014 Plan is initially 1,712,409 shares, which is equal to the sum of (i) 875,505 shares remaining available for issuance pursuant to the exercise of options or issuance or settlement of stock awards that have not previously been granted under the Abaxis, Inc. 2005 Equity Incentive Plan, as amended (the “2005 Plan”), as of the effective date of the 2014 Plan (the “2005 Plan’s Available Reserve”) and (ii) up to 836,904 Returning Shares (as defined below), as such shares become available from time to time. The “Returning Shares” are shares subject to outstanding stock awards granted under the 2005 Plan and the Abaxis, Inc. 1998 Stock Option Plan that, from and after the effective date of the 2014 Plan, (i) expire or terminate for any reason prior to exercise or settlement, (ii) are forfeited, cancelled or otherwise returned to us because of the failure to meet a contingency or condition required for the vesting of such shares, or (iii) are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award or to satisfy the purchase price or exercise price of a stock award. Also on October 22, 2014, the Compensation Committee of the Company’s Board of Directors adopted the forms of notices of grant and award agreements for time-based and performance-based vesting restricted stock unit awards under the 2014 Plan (the “Restricted Stock Unit Agreements”), each of which are filed as exhibits hereto.

A more detailed summary of the material features of the 2014 Plan, including the terms of restricted stock unit grants thereunder, is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on September 23, 2014 (the “Proxy Statement”). That summary and the foregoing description are qualified in their entirety by reference to the text of the 2014 Plan, a copy of which is incorporated by reference as Exhibit 10.1 hereto, and the forms of Restricted Stock Unit Agreements thereunder, filed as Exhibits 10.2 and 10.3 hereto.

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting was held on October 22, 2014. There were 22,523,438 shares of common stock entitled to be voted, and 21,451,141 shares were present in person or by proxy at the Annual Meeting. Four items of business were acted upon by shareholders at the Annual Meeting. The voting results are as follows:

1.       Election of Directors. Shareholders elected Clinton H. Severson, Vernon E. Altman, Richard J. Bastiani, Ph.D., Michael D. Casey, Henk J. Evenhuis and Prithipal Singh, Ph.D., the Company’s nominees for director, to serve as directors until the 2015 Annual Meeting and until his successor is elected and qualified, or, if sooner, until the director’s death, resignation or removal, as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Clinton H. Severson	18,791,203	995,200	1,664,738
Vernon E. Altman	19,111,506	674,897	1,664,738
Richard J. Bastiani, Ph.D.	18,619,313	1,167,090	1,664,738
Michael D. Casey	18,966,170	820,233	1,664,738
Henk J. Evenhuis	18,619,832	1,166,571	1,664,738
Prithipal Singh, Ph.D.	18,436,918	1,349,485	1,664,738
1.

2.       Advisory Vote on Executive Compensation. Shareholders adopted the resolution “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED”, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote
18,731,388	922,814	132,201	1,664,738

3.       Approval of 2014 Plan. Shareholders approved the Company’s 2014 Plan, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote
18,346,272	1,309,215	130,916	1,664,738

4.       Ratification of Auditor Appointment. Shareholders ratified the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote
20,570,102	751,096	129,943	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Abaxis, Inc. 2014 Equity Incentive Plan (incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-199518) filed on October 22, 2014)
10.2	Forms of Restricted Stock Unit (time vesting) Grant Notice and Award Agreements under the Abaxis, Inc. 2014 Equity Incentive Plan
10.3	Forms of Restricted Stock Unit (performance vesting) Grant Notice and Award Agreement under the Abaxis, Inc. 2014 Equity Incentive Plan
2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2014

ABAXIS, INC.

By:	/s/ Alberto R. Santa Ines
Alberto R. Santa Ines
Vice President Finance and
Chief Financial Officer
3.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Abaxis, Inc. 2014 Equity Incentive Plan (incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-199518) filed on October 22, 2014)
10.2	Forms of Restricted Stock Unit (time vesting) Grant Notice and Award Agreements under the Abaxis, Inc. 2014 Equity Incentive Plan
10.3	Forms of Restricted Stock Unit (performance vesting) Grant Notice and Award Agreement under the Abaxis, Inc. 2014 Equity Incentive Plan

4.